EXHIBIT 99.01

PRESS RELEASE

Scripps names board directors for post-separation companies

For immediate release	(NYSE: SSP)
May 12, 2008

CINCINNATI – The E. W. Scripps Company, which is in the process of separating into two publicly traded corporations, has named directors who will serve on the governing boards of the two companies after the transaction is completed.

At The E. W. Scripps Company, the following current directors will continue to serve on the board of directors when the separation is completed:

•	William R. Burleigh, chairman of the board and former president and chief executive officer of the company.

•	John H. Burlingame, retired partner, Baker & Hostetler and a trustee of The Edward W. Scripps Trust.

•	Nackey E. Scagliotti, Chairman of The Union Leader Corp. and a trustee of The Edward W. Scripps Trust.

•	David M. Moffett, senior adviser for the Carlyle Group and retired vice chairman and chief financial officer of U.S. Bancorp.

•	Paul K. Scripps, retired vice president/newspapers, The E. W. Scripps Company.

Joining The E. W. Scripps Company board on July 1 will be:

•	Richard A. Boehne, who also will become president and chief executive officer of the company when the separation is completed.

•	Mary McCabe Peirce, a great-granddaughter of the company’s founder and a trustee of The Edward W. Scripps Trust.

•	John W. Hayden, president and chief executive officer of The Midland Company.

•	Roger Ogden, retired president and chief executive officer, Gannett Broadcasting, and a retired senior vice president of Gannett Co., Inc.

•	Kim Williams, retired senior vice president, partner and associate director of global industry research, Wellington Management Company, LLP.

Current director Julie A. Wrigley is retiring from the board on completion of her term this year. Wrigley has been a director of the company since 1997.

The following directors will, in effect, resign from The E. W. Scripps Company board on July 1 to serve on the board of directors of Scripps Networks Interactive, Inc. — the new company that will be created in the separation. They are:

•	Kenneth W. Lowe, who will become chairman of the board and serve as the new company’s president and chief executive officer.

•	Nicholas B. Paumgarten, chairman, Corsair Capital LLC, who will serve as lead director on the Scripps Networks Interactive board.

•	David A. Galloway, corporate director and chair of the Bank of Montreal.

•	Jarl Mohn, trustee, Mohn Family Trust, and retired president and chief executive officer, Liberty Digital Inc.

•	Jeffrey Sagansky, co-chairman and chief executive officer of Peace Arch Entertainment; chairman of Elm Tree Partners; and chairman, People’s Choice Cable TV.

•	Ronald W. Tysoe, former senior advisor, Perella Weinberg Partners LP and former vice chairman of Federated Department Stores Inc. (now Macy’s Inc.).

Also joining the Scripps Networks Interactive board will be Dale Pond, retired senior executive vice president of merchandising and marketing for the Lowe’s Companies.

Burlingame, Scagliotti and Peirce, as trustees of Edward W. Scripps Trust, also will serve on the Scripps Networks Interactive board.

When the separation is complete, The E. W. Scripps Company will include daily and community newspapers in 15 U.S. markets; the Scripps Media Center, which includes the Scripps Howard News Service; 10 broadcast television stations clustered among the nation’s largest 50 markets, including six ABC affiliates, three NBC affiliates and one independent station; and the character licensing and feature syndication businesses operated by United Media. These businesses have combined annual revenue of about $1.1 billion and employ about 7,100 people.

Scripps Networks Interactive will include the national lifestyle media brands and associated enterprises that operate collectively as Scripps Networks, including television’s HGTV, Food Network, DIY Network, the Fine Living Network and Great American Country and their category-leading Internet businesses. The new company also will include online comparison shopping services Shopzilla and uSwitch and their associated Web sites. These businesses have combined annual revenue of approximately $1.4 billion and 2,100 employees.

About Scripps

The E. W. Scripps Company (www.scripps.com) is a diverse and growing media enterprise with interests in national cable networks, newspaper publishing, broadcast television stations, interactive media, and licensing and syndication.

The company’s portfolio of media properties includes: Scripps Networks, with such brands as HGTV, Food Network, DIY Network, Fine Living and Great American Country; daily and community newspapers in 15 markets and the Washington-based Scripps Media Center, home to the Scripps Howard News Service; 10 broadcast TV stations, including six ABC-affiliated stations, three NBC affiliates and one independent; Scripps Interactive Media, including leading online search and comparison shopping services, Shopzilla and uSwitch; and United Media, a leading worldwide licensing and syndication company that is the home of PEANUTS, DILBERT and approximately 150 other features and comics.

###

Contact: Tim Stautberg, The E. W. Scripps Company, 513-977-3826

Email: stautberg@scripps.com